                                                                                                    Exhibit 10.51

Third Amendment to the
Borders Group, Inc.
2004 Long-Term Incentive Plan

The Borders Group, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”), is hereby further amended in the following particulars to reflect the revised formula for Awards for the non-employee directors approved by the Board of Directors for calendar 2009 and thereafter:

1.	Paragraph 9 (e) of the Plan is hereby amended in its entirety to read as follows:

“(e) Awards to Non-employee Directors.  Notwithstanding any other provision of the Plan, Awards shall be made to non-employee directors in the form of Restricted Shares, Restricted Share Units or Options, as determined by the Compensation Committee; provided however, that the aggregate Fair Market Value of the Restricted Shares and Restricted Share Units and the Black-Scholes value of the Options shall not exceed twenty-five percent (25%) of the standard annual retainer fees to be paid for the applicable year. In addition, any Awards made to the Non-Executive Chairman of the Board shall be in the same forms and proportions as annual retainer fees. If new members are added to the Board during the year, any Awards made shall be on the same basis (except prorated) as Awards are made to continuing directors.

Except as herein amended, the Plan shall remain in full force and effect.

                              Borders Group, Inc.

December 9, 2008                                                                                                       By: /s/EDWARD W. WILHELM
                                    Edward W. Wilhelm
                                    Executive Vice President and
                                                                                                                         Chief Financial Officer
                                                                                                                             Borders Group, Inc.